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As filed with the Securities and Exchange Commission on April 20, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERDENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4710504
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

222 North Sepulveda Boulevard
Suite 740
El Segundo, California 90245
(Address of Principal Executive Offices, Including Zip Code)

InterDent, Inc. 2000 Key Executive Stock Incentive Plan
(Full Title of Plans)

Michael T. Fiore
Co-Chairman and Chief Executive Officer
Interdent, Inc.
222 North Sepulveda Boulevard
Suite 740
El Segundo, California 90245
(Name and Address of Agent For Service)

(310) 765-2400
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Richard J. Babcock, Esq.
Morrison & Foerster LLP
19900 MacArthur Boulevard
Irvine, California 92612

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common Stock, $.001 par value per share	3,000,000 shares	$0.43	$1,290,000	$322.50

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on April 20, 2001.

  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by InterDent, Inc., a Delaware corporation ("InterDent"), with the Securities and Exchange Commission are incorporated herein by reference:

    (a) InterDent's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that contains audited financial statements for InterDent's, or InterDent's predecessors'-in-interest, latest fiscal year for which such statements have been filed.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

    (c) InterDent's Registration Statement, No. 000-25549, on Form 8-A filed on May 14, 1999, in which there is described the terms, rights and provisions applicable to InterDent's outstanding common stock, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by InterDent pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

    Any statement contained in any document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    InterDent is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

    By amendment to its Certificate of Incorporation, InterDent has provided for indemnification of directors and officers. The provision provides that any person shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, be indemnified and reimbursed by InterDent for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of InterDent, or of any corporation or organization which the person served in any capacity at the request of InterDent. InterDent's Certificate of Incorporation also provides that a director of InterDent shall not be personally liable to

InterDent or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to InterDent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. InterDent's Certificate of Incorporation also calls for the liability of its directors to be further limited to the full extent permitted by Delaware law as it is or may be amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit
4.1	Instruments Defining Rights of Stockholders. Reference is made to InterDent's Registration Statement, No. 000-25549, filed on March 12, 1999 on Form 8-A, as amended, which is incorporated herein by reference to Item 3(c) of Part II of this registration statement.
4.2	InterDent, Inc. 2000 Key Executive Stock Incentive Plan. Incorporated by reference to InterDent's Form 10-Q, filed on November 20, 2000.
5	Opinion and Consent of Morrison & Foerster LLP.
23.1	Independent Auditors' Consent of KPMG LLP.
23.2	Independent Auditors' Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5).
24	Power of Attorney (included on page II-5 of this registration statement).

ITEM 9. UNDERTAKINGS.

    InterDent hereby undertakes:

    (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided however, that that clauses (1)(i) and 1(ii) shall not apply if information required to be included in a post-effective amendment by such subparagraphs is contained in periodic reports filed with or furnished to the Commission by InterDent pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InterDent pursuant to the foregoing provisions, or otherwise, InterDent has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by InterDent of expenses incurred or paid by a director, officer or controlling person of InterDent in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, InterDent will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 20th day of April, 2001.

INTERDENT, INC.
BY:	/S/ NORMAN R. HUFFAKER Norman R. Huffaker Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fiore and Norman R. Huffaker, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of InterDent, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 20th day of April 2001.

Signature	Title
/s/ MICHAEL T. FIORE Michael T. Fiore	Co-Chairman, Director and Chief Executive Officer (Principal Executive Officer)
/s/ STEVEN R. MATZKIN, D.D.S. Steven R. Matzkin, D.D.S.	Co-Chairman, Director and Chief Dental Officer
/s/ NORMAN R. HUFFAKER Norman R. Huffaker	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ ROBERT FINZI Robert Finzi	Director
/s/ ERIC GREEN Eric Green	Director
/s/ PAUL H. KECKLEY Paul H. Keckley	Director
/s/ H. WAYNE POSEY H. Wayne Posey	Director
/s/ ROBERT F. RAUCCI Robert F. Raucci	Director
/s/ CURTIS LEE SMITH Curtis Lee Smith	Director

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  ITEM 4. DESCRIPTION OF SECURITIES.
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
  ITEM 8. EXHIBITS.
  ITEM 9. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY